ARTICLES OF MERGER

                                       OF

                HILLCREST PROJECTS, LTD., a Canadian Corporation

                                      INTO

               HILLSIDE INVESTMENTS II, LTD., a Nevada Corporation

     FIRST: The name of the surviving entity is HILLSIDE INVESTMENTS II, LTD., and the place of its initial organization as HILLCREST PROJECTS, LTD. is in the jurisdiction of British Columbia, Canada, on August 26, 1981, under the provisions of the British Columbia Company Act, R.S.B.C. 1996, Chapter 62, which permits this merger. The name, place and organization of the entity being merged into the surviving entity is HILLSIDE INVESTMENTS II, LTD., organized in the jurisdiction of the State of Nevada on April 5, 1999.

     SECOND: A Plan of Reorganization and Change of Domicile was adopted by each entity which is a party to this merger and set forth in the Plan of Reorganization and Change of Domicile, effective April 6, 1999. A copy of the Plan of Reorganization and Change of Domicile is attached hereto and part of these Articles of Merger.

     THIRD: The name of the surviving corporation is HILLSIDE INVESTMENTS II, LTD., which has been taken over and become the Nevada Corporation. The Nevada Company shall survive the Reorganization as indicted in the Plan of Reorganization and Change of Domicile and these Articles of Merger, After Reorganization, the operational history of the Company, HILLCREST PROJECTS, LTD., before the Reorganization, with the duties and relationships to its shareholders, shall be unchanged by the Reorganization. All of its property and its shareholder list shall be unchanged. The Public Canadian Company HILLCREST PROJECTS, LTD., shall cease to exist as a separate entity and shall survive as, and only as, the Public Nevada Company, Hillside Investments II, Ltd.

     FOURTH: The Articles of Incorporation of HILLCREST PROJECTS, LTD. shall be the same as filed in the State of Nevada as reflected by the submitted Articles of Incorporation filed by HILLSIDE INVESTMENTS II, LTD., the Nevada corporation.

     FIFTH: The executed Plan of Reorganization and Change of Domicile was voted upon by the Board of Directors of each component company with the majority consent of each components shareholders, ie fifty percent or more approval of each component corporation. This vote was sufficient for approval.

     SIXTH: The executed Plan of Reorganization is on file at the principal place of business of the HILLSIDE INVESTMENTS II, LTD., the merged Nevada Corporation at 713 Kirkland Avenue, Kirkland, WA 98033 and at the office of the Nevada Registered Agent and at the principle place of business of HILLCREST PROJECTS, LTD., the former Canadian corporation, #1212 345 Quebec Street, Victoria, British Columbia, Canada V8V 1W4.

                                       (1)

     SEVENTH: All entities involved in this merger have complied with the laws of their respective jurisdictions or organization concerning this merger. The governing law shall be the laws of the State of Nevada.

     EIGHTH: The effective date of this merger shall be April 6, 1999.

     NINTH: The Board of Directors of the survived merged entity shall be the founding Board of Directors as presented to the State of Nevada with the Articles of Incorporation.

HILLSIDE INVESTMENTS II, LTD.
a Nevada Corporation


/s/
----------------------------------------------
Mr. Ronald Crimeni, President-Director


/s/
----------------------------------------------
Mrs. Joyce Claydon, Secretary/Treas.- Director


HILLCREST PROJECTS, LTD.
a British Columbia, Canada Corporation


/s/
------------------------------------------------
Mr. Patrick Cornish, President-Director




                                       (2)

                             PLAN OF REORGANIZATION
                             AND CHANGE OF DOMICILE

                                    BY WHICH

                            HILLCREST PROJECTS, LTD.
                    (a BRITISH COLUMBIA, CANADA CORPORATION)

                                       AND

                          HILLSIDE INVESTMENTS II, LTD.
                             (a NEVADA CORPORATION)

                       CHANGES ITS PLACE OF INCORPORATION


     THIS PLAN OF REORGANIZATION is made effective and dated this 6th day of April, 1999 by and between the above referenced corporations, sometimes referred to herein as "the Public Canadian Company" and "the Private Nevada Company", respectively.

                                 I. THE PARTIES

     1. HILLCREST PROJECTS, LTD. ("the Public Canadian Company") is a British Columbia, Canada Company".

     2. HILLSIDE INVESTMENTS II, LTD. ("the Private Nevada Company") is a Nevada Corporation, having been created on behalf of HILLCREST PROJECTS, LTD. for purpose of this change of domicile.

                                  II. RECITALS

A. THE CAPITAL OF THE PARTIES:


     1. The Capital of the Public Company consists of 50,000,000 common shares of voting stock authorized at no par value, of which 5,385,000 shares are issued and outstanding. There are no preferred shares authorized.

     2. The Capital of the Private Company consists of 50,000,000 shares of common voting stock with a par value of $.001; and 10,000,000 shares of preferred stock at a par value of $.001. There are no shares of common or preferred stock issued and outstanding.

B. THE BACKGROUND FOR THE REORGANIZATION: The Public Canadian Corporation desires to locate its Corporate Domicile in the State of Nevada.

C. THE DECISION TO REORGANIZE TO CHANGE DOMICILE: The Parties have resolved, accordingly, to relocate the public company, by means of the following reorganization, by which the Public company will move to Nevada.


                                      (1)

                           III. PLAN OF REORGANIZATION

A. CHANGE OF DOMICILE : The Public Canadian Corporation and the Private Nevada Corporation are hereby reorganized for the sole and singular purpose of changing the respective place of incorporation or Hillcrest Projects, Ltd. from British Columbia, Canada to the State of Nevada, United States of America; such that immediately following Reorganization:

     1. MERGER: Hillcrest Projects, Ltd. of British Columbia, Canada shall merge with and become Hillside Investments II, Ltd. of Nevada.

     2. THE PUBLIC COMPANY: The former Hillcrest Projects, Ltd. of British Columbia, Canada will become and thereafter be Hillside Investments II, Ltd. of Nevada. The Public Company will retain its corporate character and status, will adopt the share capitalization of the Nevada corporation, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

B. EFFECTIVE DATE: The Plan of Reorganization shall become effective immediately upon approval and adoption by the Corporate parties hereto, in the manner provided by law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the "effective date" hereof. The effective date of this Plan of Reorganization and Change of Domicile is April 6, 1999.

C. SURVIVING CORPORATIONS: The Nevada Corporation shall survive the Reorganization as indicated above, after Reorganization, with the operational history of the Company before the Reorganization, and with the duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged. The Public Canadian Company, Hillcrest Projects, Ltd., shall cease to exist as a separate entity and shall survive as, and only as, the Public Nevada Company, Hillside Investments II, Ltd.

D. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances. They shall do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and in good faith with each other and each of the shareholders of the Public Canadian Company, Hillcrest Projects, Ltd.

E. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Public Canadian Corporation shall be converted to one share of the Nevada Company. Any such holders of shares may surrender then to the transfer agent for common stock of the former Public Canadian Company, which transfer agent shall be changed from the Company to National Stock Transfer, Inc., 3098 S. Highland Drive, Suite 485, Salt Lake City, Utah 84106, for the shares of the now Public Nevada Company.

F. NAME OF THE MERGED PUBLIC COMPANY: The now Public Nevada Company shall be known as Hillside Investments II, Ltd.

                                      (2)

THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

HILLCREST PROJECTS, LTD.
(A BRITISH COLUMBIA, CANADA CORPORATION)
by:


---------------------------------------------
Mr. Patrick Cornish, President- Director




HILLSIDE INVESTMENTS II, LTD.
(A NEVADA CORPORATION)
by:


-----------------------------------------------
Mr. Ronald Crimeni, President-Director